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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 and Registration Statement on Form S-3 of Forward Industries, Inc. of our report dated December 5, 1997, relating to the financial statements of the Company for the year ended September 30, 1997.

         We also consent to the reference to us under the heading "Experts".



                                                /s/ Patrusky Mintz & Semel

                                                CERTIFIED PUBLIC ACCOUNTANTS

December 29, 1997